UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2019

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1911 Walker Ave., Monrovia, California	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02   Results of Operations and Financial Condition

On January 7, 2019, STAAR Surgical Company (the “Company”) published a press release reporting selected preliminary financial results for the quarter and fiscal year ended December 28, 2018, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference. The financial information is unaudited and subject to adjustment in the final audited financial statements to be filed with the Company’s Annual Report on Form 10-K. The Company expects to report its complete 2018 financial results on its fourth-quarter and full-year earnings call, which it will hold later in the first quarter of 2019.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report, and Exhibit 99.1 are not incorporated by reference into any filings of STAAR made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of the Company dated January 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 7, 2019	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer